                                                                    EXHIBIT 99.4

                       MIDAMERICAN ENERGY HOLDINGS COMPANY

                                OFFER TO EXCHANGE
                    UP TO $450,000,000 IN PRINCIPAL AMOUNT OF
                           3.50% SENIOR NOTES DUE 2008
                                       FOR
                             ALL OF ITS OUTSTANDING
                     3.50% SENIOR NOTES DUE 2008 ISSUED AND
                 SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED

TO SECURITIES DEALERS, COMMERCIAL BANKS
 TRUST COMPANIES AND OTHER NOMINEES:

     Enclosed for your consideration is a Prospectus dated       , 2003 (as the
same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by MidAmerican Energy Holdings Company (the
"Company") to exchange up to $450,000,000 in principal amount of its 3.50%
Senior Notes due 2008 (the "Exchange Notes") for all of its outstanding 3.50%
Senior Notes due 2008, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original
Notes").

     We are asking you to contact your clients for whom you hold Original Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Original Notes registered in their own name. The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Original Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

     Enclosed are copies of the following documents:

     1. The Prospectus;

     2. A Letter of Transmittal for your use in connection with the tender of
Original Notes and for the information of your clients;

     3. A form of letter that may be sent to your clients for whose accounts you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the
Exchange Offer; and

     4. A form of Notice of Guaranteed Delivery.

     Your prompt action is requested. The Exchange Offer will expire at 5:00
p.m., New York City time, on       , 2003, unless extended (the "Expiration
Date"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

     To tender Original Notes, certificates for Original Notes or a Book-Entry
Confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the
Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from The Bank
of New York, the Exchange Agent, by calling         .

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY
PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR
ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH
RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE
PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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